Exhibit 10.18

Mason & Morse Ranch Company LLC

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (CBS4-8-13) (Mandatory 1-14)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

CONTRACT TO BUY AND SELL REAL ESTATE
(LAND)

( ☒ Property with No Residences)

( ☐ Property with Residences-Residential Addendum Attached)

Date: April 16, 2014

AGREEMENT

1.              AGREEMENT. Buyer, identified in § 2.1, agrees to buy, and Seller, identified in § 2.3, agrees to sell, the Property described below on the terms and conditions set forth in this contract (Contract).

2.              PARTIES AND PROPERTY.

2.1.    Buyer. Buyer, Farmland Partners Inc., or Assigns, will take title to the Property described below as ☐ Joint Tenants ☐ Tenants In Common ☒ Other                                                                                                                         .

2.2.    Assignability and Inurement. This Contract ☒ Is ☐ Is Not assignable by Buyer without Seller’s prior written consent. Except as so restricted, this Contract inures to the benefit of and is binding upon the heirs, personal representatives, successors and assigns of the parties.

2.3.    Seller. Seller, Darren Erker, Jessica Erker, is the current owner of the Property described below.

2.4.    Property. The Property is the following legally described real estate in the County of Kit Carson, Colorado:

See attached Exhibit B

Acreage consisting of approximately 3171+/- acres.

known as No.

Darren and Jessica Erker Farm	Burlington	Co		,
Street Address	City	State	Zip

together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, and all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded (Property).

2.5.    Inclusions. The Purchase Price includes the following items (Inclusions):

2.5.1.  Fixtures. All fixtures attached to the Property on the date of this Contract.

Other Fixtures: none

If any fixtures are attached to the Property after the date of this Contract, such additional fixtures are also included in the Purchase Price.

2.5.2.  Personal Property. If on the Property, whether attached or not, on the date of this Contract, the following items are included:

All sprinklers, wells, drip tape and underground piping.

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Mason & Morse Ranch Company LLC 1614 Grand Ave Glenwood Springs, CO 81601	Phone: 877-207-9700	Fax: 877-613-6363	Farmland
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Other Personal Property: none

The Personal Property to be conveyed at Closing must be conveyed by Seller free and clear of all taxes (except personal property taxes for the year of Closing), liens and encumbrances, except none.

Conveyance will be by bill of sale or other applicable legal instrument.

2.5.3.                  Trade Fixtures. With respect to trade fixtures, Seller and Buyer agree as follows:

none

The Trade Fixtures to be conveyed at Closing will be conveyed by Seller free and clear of all taxes (except personal property taxes for the year of Closing), liens and encumbrances, except none. Conveyance will be by bill of sale or other applicable legal instrument.

2.6.    Exclusions. The following items are excluded (Exclusions): n/a

2.7.    Water Rights, Well Rights, Water and Sewer Taps.

☒                                  2.7.1.                  Deeded Water Rights. The following legally described water rights: All water and water rights, all ditch and ditch rights, water wells and well rights, well registration statements and permits appurtenant to the property.

Any deeded water rights will be conveyed by a good and sufficient                                      deed at Closing.

☒                                  2.7.2.                  Other Rights Relating to Water. The following rights relating to water not included in §§ 2.7.1, 2.7.3, 2.7.4 and 2.7.5, will be transferred to Buyer at Closing:

☒                                  2.7.3.                  Well Rights. Seller agrees to supply required information to Buyer about the well. Buyer understands that if the well to be transferred is a “Small Capacity Well” or a “Domestic Exempt Water Well” used for ordinary household purposes, Buyer must, prior to or at Closing, complete a Change in Ownership form for the well. If an existing well has not been registered with the Colorado Division of Water Resources in the Department of Natural Resources (Division), Buyer must complete a registration of existing well form for the well and pay the cost of registration. If no person will be providing a closing service in connection with the transaction, Buyer must file the form with the Division within sixty days after Closing. The Well Permit # is                                   .

☐                                    2.7.4.                  Water Stock Certificates.  The water stock certificates to be transferred at Closing are as follows:

2.7.5.                  Water and Sewer Taps.  Note: Buyer is advised to obtain, from the provider, written confirmation of the amount remaining to be paid, if any, time and other restrictions for transfer and use of the taps.

2.7.6.                  Conveyance. If Buyer is to receive any rights to water pursuant to § 2.7.2 (Other Rights Relating to Water), § 2.7.3 (Well Rights), or § 2.7.4 (Water Stock Certificates), Seller agrees to convey such rights to Buyer by executing the applicable legal instrument at Closing.

2.8.    Growing Crops. With respect to growing crops, Seller and Buyer agree as follows:

Seller shall retain all growing crops.

3.              DATES AND DEADLINES.

Item No.	Reference	Event	Date or Deadline
1	§ 4.3	Alternative Earnest Money Deadline	04/25/2014
Title
2	§ 8.1	Record Title Deadline

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Item No.	Reference	Event	Date or Deadline
3	§ 8.2	Record Title Objection Deadline
4	§ 8.3	Off-Record Title Deadline
5	§ 8.3	Off-Record Title Objection Deadline
6	§ 8.4	Title Resolution Deadline
7	§ 8.6	Right of First Refusal Deadline
Owners’ Association
8	§ 7.3	Association Documents Deadline
9	§ 7.4	Association Documents Objection Deadline
Seller’s Property Disclosure
10	§ 10.1	Seller’s Property Disclosure Deadline
Loan and Credit
11	§ 5.1	Loan Application Deadline
12	§ 5.2	Loan Objection Deadline
13	§ 5.3	Buyer’s Credit Information Deadline
14	§ 5.3	Disapproval of Buyer’s Credit Information Deadline
15	§ 5.4	Existing Loan Documents Deadline
16	§ 5.4	Existing Loan Documents Objection Deadline
17	§ 5.4	Loan Transfer Approval Deadline
18	§ 4.7	Seller or Private Financing Deadline
Appraisal
19	§ 6.2	Appraisal Deadline
20	§ 6.2	Appraisal Objection Deadline
Survey
21	§ 9.1	Current Survey Deadline
22	§ 9.2	Current Survey Objection Deadline
23	§ 9.2	Current Survey Resolution Deadline
Inspection and Due Diligence
24	§ 10.2	Inspection Objection Deadline
25	§ 10.3	Inspection Resolution Deadline
26	§ 10.5	Property Insurance Objection Deadline
27	§ 10.6	Due Diligence Documents Delivery Deadline
28	§ 10.6	Due Diligence Documents Objection Deadline
29	§ 10.6	Due Diligence Documents Resolution Deadline
30	§ 10.6	Environmental Inspection Objection Deadline
31	§ 10.6	ADA Evaluation Objection Deadline
32	§ 10.7	Conditional Sale Deadline
33	§ 11.1	Tenant Estoppel Statements Deadline
34	§ 11.2	Tenant Estoppel Statements Objection Deadline
Closing and Possession
35	§ 12.3	Closing Date	05/30/2014
36	§ 17	Possession Date	05/30/2014
37	§ 17	Possession Time
38	§ 28	Acceptance Deadline Date
39	§ 28	Acceptance Deadline Time

3.1.    Applicability of Terms. Any box checked in this Contract means the corresponding provision applies. Any box, blank or line in this Contract left blank or completed with the abbreviation “N/A”, or the word “Deleted” means such provision, including any deadline, is not applicable and the corresponding provision of this Contract to which reference is made is deleted.

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The abbreviation “MEC” (mutual execution of this Contract) means the date upon which both parties have signed this Contract.

4.              PURCHASE PRICE AND TERMS.

4.1.    Price and Terms. The Purchase Price set forth below is payable in U.S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§ 4.1	Purchase Price	$7,649,400.00
2	§ 4.3	Earnest Money			$700,000.00
3	§ 4.5	New Loan			$3,059,760.00
4	§ 4.6	Assumption Balance		$
5	§ 4.7	Private Financing		$
6	§ 4.7	Seller Financing		$
7
8
9	§ 4.4	Cash at Closing			$3,889,640.00
10		TOTAL	$7,649,400.00		$7,649,400.00

~~4.2.    Seller Concession. Seller, at Closing, will credit, as directed by Buyer, an amount of $~~ n/a t~~o assist with any and all of the following: Buyer’s closing costs, (Seller Concession). Seller Concession is in addition to any sum Seller has agreed to pay or credit Buyer elsewhere in this Contract. Seller Concession will be reduced to the~~ e~~xtent it exceeds the aggregate of what is allowed by Buyer’s lender as set forth in the Closing Statem~~ent, ~~Closing Disclosure or HUD-1, at Closing.~~

4.3.    Earnest Money. The Earnest Money set forth in this section, in the form of wired funds, will be payable to and held by Kit Carson County Abstract Co (Earnest Money Holder), in its trust account, on behalf of both Seller and Buyer. The Earnest Money deposit must be tendered, by Buyer, with this Contract unless the parties mutually agree to an Alternative Earnest Money Deadline (§ 3) for its payment. The parties authorize delivery of the Earnest Money deposit to the company conducting the Closing (Closing Company), if any, at or before Closing. In the event Earnest Money Holder has agreed to have interest on Earnest Money deposits transferred to a fund established for the purpose of providing affordable housing to Colorado residents, Seller and Buyer acknowledge and agree that any interest accruing on the Earnest Money deposited with the Earnest Money Holder in this transaction will be transferred to such fund.

4.3.1.                  Alternative Earnest Money Deadline. The deadline for delivering the Earnest Money, if other than at the time of tender of this Contract, is as set forth as the Alternative Earnest Money Deadline (§ 3).

4.3.2.                  Return of Earnest Money. If Buyer has a Right to Terminate and timely terminates, Buyer is entitled to the return of Earnest Money as provided in this Contract. If this Contract is terminated as set forth in § 25 and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate, Seller agrees to execute and return to Buyer or Broker working with Buyer, written mutual instructions (e.g., Earnest Money Release form), within three days of Seller’s receipt of such form.

4.4.    Form of Funds; Time of Payment; Available Funds.

4.4.1.                  Good Funds.  All amounts payable by the parties at Closing, including any loan proceeds, Cash at Closing and closing costs, must be in funds that comply with all applicable Colorado laws, including electronic transfer funds, certified check, savings and loan teller’s check and cashier’s check (Good Funds).

4.4.2.                  Time of Payment; Available Funds.  All funds, including the Purchase Price to be paid by Buyer, must be paid before or at Closing or as otherwise agreed in writing between the parties to allow disbursement by Closing Company at Closing OR SUCH NONPAYING PARTY WILL BE IN DEFAULT.  Buyer represents that Buyer, as of the date of this Contract, ☒ Does ☐ Does Not have funds that are immediately verifiable and available in an amount not less than the amount stated as Cash at Closing in § 4.1.

4.5.    New Loan.

4.5.1.                  Buyer to Pay Loan Costs. Buyer, except as provided in § 4.2, if applicable, must timely pay Buyer’s loan costs, loan discount points, prepaid items and loan origination fees, as required by lender.

4.5.2.                  Buyer May Select Financing.  Buyer may pay in cash or select financing appropriate and acceptable to Buyer, including a different loan than initially sought, except as restricted in § 4.5.3 or § 30 (Additional Provisions).

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4.5.3. Loan Limitations. Buyer may purchase the Property using any of the following types of loans:

☐ Conventional ☒ Other                                                                                                                                       .

~~4.6. Assumption. Buyer agrees to assume and pay an existing loan in the approximate amount of the Assumption Balance set forth in § 4.1, presently payable at $                        per                              including principal and interest presently at the rate of                             % per annum, and also including escrow for the following as indicated:~~ ☐ ~~Real Estate Taxes~~ ☐ ~~Property Insurance Premium and~~ ☐

~~Buyer agrees to pay a loan transfer fee not to exceed $~~                            . At the time of assumption, the ~~new interest rate will not exceed                              % per annum and the new payment will not exceed $~~                              per                              ~~principal and interest, plus escrow, if any. If the actual principal balance of the existing loan at Clo~~sing ~~is less than the Assumption Balance, which causes the amount of cash required from Buyer at Closing to be increased by more than $                            , then Buyer has the Right to Terminate under § 25.1, on or before Closing Date (§ 3), based on the reduced amount of the actual principal balance~~.

~~Seller~~ ☐ ~~Will~~ ☐ ~~Will Not be released from liability on said loan. If applicable, compliance with the~~ r~~equirements for release fro~~m ~~liability shall be evidenced by delivery~~ ☐ ~~on or before Loan Transfer Approval~~ Deadline (§ 3) ☐ ~~at Closing of an appropriate~~ letter of commitment from lender. Any cost payable for release of ~~liability will be paid by~~ n/a ~~in an amount not to exceed $~~ n/a~~.~~

~~4.7. Seller or Private Financing.~~

~~WARNING: Unless the transaction is exempt, federal and state laws impose licensing, other requirements and restrictions on sellers and private financiers. Contract provisions on financing and financing documents, unless exempt, should be prepared by a licensed Colorado attorney or licensed mortgage loan originator. Brokers should no~~t ~~prepare or advise the parties on the specifics of financing, including whether or not a party is exempt from the law~~.

~~4.7.1. Seller Financing. If Buyer is to pay all or any portion of the Purchase Price with Seller financing (§ 4.1),~~ ☐ ~~Buyer~~  ☐ ~~Seller will deliver the proposed Seller financing documents to the other party on or before           days before Seller or Private Financing Deadline (§ 3).~~

~~4.7.1.1. Seller May Terminate. If Seller is to provide Seller financing (§ 4.1), this Contract is conditional upon Seller determining whether such financing is satisfactory to the Seller, including its payments, interest rate, terms, conditions, cost and compliance with the law. Seller has the Right to Terminate under § 25.1, on or before Seller or Private Financing Deadline (§ 3), if such Seller financing is not satisfactory to the Seller, in Seller’s sole subjective discretion.~~

~~4.7.2. Buyer May Terminate. If Buyer is to pay all or any portion of the Purchase Price with Seller or private financing (§ 4.1), this Contract is conditional upon Buyer determining whether such financing is satisfactory to the Buyer, including its availability, payments, interest rate, terms, conditions and cost. Buyer has the Right to Terminate under § 25.1, on or before Seller or Private Financing Deadline (§ 3), if such Seller or private financing is not satisfactory to Buyer, in Buyer’s sole subjective discretion.~~

TRANSACTION PROVISIONS

5. FINANCING CONDITIONS AND OBLIGATIONS.

5.1. Loan Application. If Buyer is to pay all or part of the Purchase Price by obtaining one or more new loans (New Loan), or if an existing loan is not to be released at Closing, Buyer, if required by such lender, must make an application verifiable by such lender, on or before Loan Application Deadline (§ 3) and exercise reasonable efforts to obtain such loan or approval.

5.2. Loan Objection. If Buyer is to pay all or part of the Purchase Price with a New Loan, this Contract is conditional upon Buyer determining, in Buyer’s sole subjective discretion, whether the New Loan is satisfactory to Buyer, including its availability, payments, interest rate, terms, conditions, and cost of such New Loan. This condition is for the sole benefit of Buyer. Buyer has the Right to Terminate under § 25.1, on or before Loan Objection Deadline (§ 3), if the New Loan is not satisfactory to Buyer, in Buyer’s sole subjective discretion. IF SELLER IS NOT IN DEFAULT AND DOES NOT TIMELY RECEIVE BUYER’S WRITTEN NOTICE TO TERMINATE, BUYER’S EARNEST MONEY WILL BE NONREFUNDABLE, except as otherwise provided in this Contract (e.g., Appraisal, Title, Survey).

5.3. Credit Information. If an existing loan is not to be released at Closing, this Contract is conditional (for the sole benefit of Seller) upon Seller’s approval of Buyer’s financial ability and creditworthiness, which approval will be

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at Seller’s sole subjective discretion. Accordingly: (1) Buyer must supply to Seller by Buyer’s Credit Information Deadline (§ 3), at Buyer’s expense, information and documents (including a current credit report) concerning Buyer’s financial, employment and credit condition; (2) Buyer consents that Seller may verify Buyer’s financial ability and creditworthiness; and (3) any such information and documents received by Seller must be held by Seller in confidence, and not released to others except to protect Seller’s interest in this transaction. If the Cash at Closing is less than as set forth in § 4.1 of this Contract, Seller has the Right to Terminate under § 25.1, on or before Closing. If Seller disapproves of Buyer’s financial ability or creditworthiness, in Seller’s sole subjective discretion, Seller has the Right to Terminate under § 25.1, on or before Disapproval of Buyer’s Credit Information Deadline (§ 3).

5.4. Existing Loan Review. If an existing loan is not to be released at Closing, Seller shall deliver copies of the loan documents (including note, deed of trust, and any modifications) to Buyer by Existing Loan Documents Deadline (§ 3). For the sole benefit of Buyer, this Contract is conditional upon Buyer’s review and approval of the provisions of such loan documents. Buyer has the Right to Terminate under § 25.1, on or before Existing Loan Documents Objection Deadline (§ 3), based on any unsatisfactory provision of such loan documents, in Buyer’s sole subjective discretion. If the lender’s approval of a transfer of the Property is required, this Contract is conditional upon Buyer’s obtaining such approval without change in the terms of such loan, except as set forth in § 4.6. If lender’s approval is not obtained by Loan Transfer Approval Deadline (§ 3), this Contract will terminate on such deadline. Seller has the Right to Terminate under § 25.1, on or before Closing, in Seller’s sole subjective discretion, if Seller is to be released from liability under such existing loan and Buyer does not obtain such compliance as set forth in § 4.6.

6. APPRAISAL PROVISIONS.

6.1. Lender Property Requirements. If the lender imposes any requirements or repairs (Requirements) to be made to the Property (e.g., roof repair, repainting), beyond those matters already agreed to by Seller in this Contract, Seller has the Right to Terminate under § 25.1, (notwithstanding § 10 of this Contract), on or before three days following Seller’s receipt of the Requirements, based on any unsatisfactory Requirements, in Seller’s sole subjective discretion. Seller’s Right to Terminate in this § 6.1 does not apply if, on or before any termination by Seller pursuant to this § 6.1: (1) the parties enter into a written agreement regarding the Requirements; or (2) the Requirements have been completed; or (3) the satisfaction of the Requirements is waived in writing by Buyer.

6.2. Appraisal Condition. The applicable Appraisal provision set forth below applies to the respective loan type set forth in § 4.5.3, or if a cash transaction (i.e. no financing), § 6.2.1 applies.

6.2.1. Conventional/Other. Buyer has the sole option and election to terminate this Contract if the Property’s valuation, determined by an appraiser engaged on behalf of Farm Credit Service is less than the Purchase Price. The appraisal must be received by Buyer or Buyer’s lender on or before Appraisal Deadline (§ 3). Buyer has the Right to Terminate under § 25.1, on or before Appraisal Objection Deadline (§ 3), if the Property’s valuation is less than the Purchase Price and Seller’s receipt of either a copy of such appraisal or written notice from lender that confirms the Property’s valuation is less than the Purchase Price. This § 6.2.1 is for the sole benefit of Buyer.

6.3. Cost of Appraisal. Cost of any appraisal to be obtained after the date of this Contract must be timely paid by ☒ Buyer ☐ Seller. The cost of the appraisal may include any and all fees paid to the appraiser, appraisal management company, lender’s agent or all three.

7. OWNERS’ ASSOCIATION. This Section is applicable if the Property is located within a Common Interest Community and subject to such declaration.

7.1. Owners’ Association Documents. Owners’ Association Documents (Association Documents) consist of the following:

7.1.1. All Owners’ Association declarations, articles of incorporation, bylaws, articles of organization, operating agreements, rules and regulations, party wall agreements;

7.1.2. Minutes of most recent annual owners’ meeting;

7.1.3. Minutes of any directors’ or managers’ meetings during the six-month period immediately preceding the date of this Contract. If none of the preceding minutes exist, then the most recent minutes, if any (§§ 7.1.1, 7.1.2 and 7.1.3, collectively, Governing Documents); and

7.1.4. The most recent financial documents which consist of: (1) annual and most recent balance sheet, (2) annual and most recent income and expenditures statement, (3) annual budget, (4) reserve study, and (5) notice of unpaid assessments, if any (collectively, Financial Documents).

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~~7.2. Common Interest Community Disclosure. THE PROPERTY IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY. THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNERS’ ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION. IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION. PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION. PURCHASERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.~~

~~7.3. Association Documents to Buyer.~~

☐                           ~~7.3.1. Seller to Provide Association Documents. Seller will cause the Association Documents to be provided to Buyer, at Seller’s expense, on or before Association Documents Deadline (§ 3).~~

☐                           ~~7.3.2. Seller Authorizes Association. Seller authorizes the Association to provide the Association Documents to Buyer, at Seller’s expense.~~

~~7.3.3. Seller’s Obligation. Seller’s obligation to provide the Association Documents is fulfilled upon Buyer’s receipt of the Association Documents, regardless of who provides such documents.~~

~~Note: If neither box in this § 7.3 is checked, the provisions of § 7.3.1 apply.~~

~~7.4. Conditional on Buyer’s Review. Buyer has the right to review the Association Documents. Buyer has the Right to Terminate under § 25.1, on or before Association Documents Objection Deadline (§ 3), based on any unsatisfactory provision in any of the Association Documents, in Buyer’s sole subjective discretion. Should Buyer receive the Association Documents after Association Documents Deadline (§ 3), Buyer, at Buyer’s option, has the Right to Terminate under § 25.1 by Buyer’s Notice to Terminate received by Seller on or before ten days after Buyer’s receipt of the Association Documents. If Buyer does not receive the Association Documents, or if Buyer’s Notice to Terminate would otherwise be required to be received by Seller after Closing Date (§ 3), Buyer’s Notice to Terminate must be received by Seller on or before Closing. If Seller does not receive Buyer’s Notice to Terminate within such time, Buyer accepts the provisions of the Association Documents as satisfactory, and Buyer waives any Right to Terminate under this provision, notwithstanding the provisions of § 8.6 (Right of First Refusal or Contract Approval).~~

8. TITLE INSURANCE, RECORD TITLE AND OFF-RECORD TITLE.

8.1. Evidence of Record Title.

8.1.1. ☒ Seller Selects Title Insurance Company. If this box is checked, Seller will select the title insurance company to furnish the owner’s title insurance policy at Seller’s expense. On or before Record Title Deadline (§ 3), Seller must furnish to Buyer, a current commitment for an owner’s title insurance policy (Title Commitment), in an amount equal to the Purchase Price, or if this box is checked, ☐ an Abstract of Title certified to a current date. Seller will cause the title insurance policy to be issued and delivered to Buyer as soon as practicable at or after Closing.

8.1.2. ☐ Buyer Selects Title Insurance Company. If this box is checked, Buyer will select the title insurance company to furnish the owner’s title insurance policy at Buyer’s expense. On or before Record Title Deadline (§ 3), Buyer must furnish to Seller, a current commitment for an owner’s title insurance policy (Title Commitment), in an amount equal to the Purchase Price.

If neither box in § 8.1.1 or § 8.1.2 is checked, § 8.1.1 applies.

8.1.3. Owner’s Extended Coverage (OEC). The Title Commitment ☐ Will ☒ Will Not commit to delete or insure over the standard exceptions which relate to: (1) parties in possession, (2) unrecorded easements, (3) survey matters, (4) unrecorded mechanics’ liens, (5) gap period (effective date of commitment to date deed is

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recorded), and (6) unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing (OEC). If the title insurance company agrees to provide an endorsement for OEC, any additional premium expense to obtain an endorsement for OEC will be paid by ☐ Buyer ☒ Seller ☐ One-Half by Buyer and One-Half by Seller ☐ Other                                                                                                          .

Note: The title insurance company may not agree to delete or insure over any or all of the standard exceptions.

8.1.4. Title Documents. Title Documents consist of the following: (1) copies of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) copies of any other documents (or, if illegible, summaries of such documents) listed in the schedule of exceptions (Exceptions) in the Title Commitment furnished to Buyer (collectively, Title Documents).

8.1.5. Copies of Title Documents. Buyer must receive, on or before Record Title Deadline (§ 3), copies of all Title Documents. This requirement pertains only to documents as shown of record in the office of the clerk and recorder in the county where the Property is located. The cost of furnishing copies of the documents required in this Section will be at the expense of the party or parties obligated to pay for the owner’s title insurance policy.

8.1.6. Existing Abstracts of Title. Seller must deliver to Buyer copies of any abstracts of title covering all or any portion of the Property (Abstract of Title) in Seller’s possession on or before Record Title Deadline (§ 3).

8.2. Record Title. Buyer has the right to review and object to the Abstract of Title or Title Commitment and any of the Title Documents, as set forth in § 8.4 (Right to Object to Title, Resolution) on or before Record Title Objection Deadline (§ 3). Buyer’s objection may be based on any unsatisfactory form or content of Title Commitment or Abstract of Title, notwithstanding § 13, or any other unsatisfactory title condition, in Buyer’s sole subjective discretion. If the Abstract of Title, Title Commitment or Title Documents are not received by Buyer, on or before the Record Title Deadline (§ 3), or if there is an endorsement to the Title Commitment that adds a new Exception to title, a copy of the new Exception to title and the modified Title Commitment will be delivered to Buyer. Buyer has until the earlier of Closing or ten days after receipt of such documents by Buyer to review and object to: (1) any required Title Document not timely received by Buyer, (2) any change to the Abstract of Title, Title Commitment or Title Documents, or (3) any endorsement to the Title Commitment. If Seller receives Buyer’s Notice to Terminate or Notice of Title Objection, pursuant to this § 8.2 (Record Title), any title objection by Buyer is governed by the provisions set forth in § 8.4 (Right to Object to Title, Resolution). If Seller has fulfilled all Seller’s obligations, if any, to deliver to Buyer all documents required by § 8.1 (Evidence of Record Title) and Seller does not receive Buyer’s Notice to Terminate or Notice of Title Objection by the applicable deadline specified above, Buyer accepts the condition of title as disclosed by the Abstract of Title, Title Commitment and Title Documents as satisfactory.

8.3. Off-Record Title. Seller must deliver to Buyer, on or before Off-Record Title Deadline (§ 3), true copies of all existing surveys in Seller’s possession pertaining to the Property and must disclose to Buyer all easements, liens (including, without limitation, governmental improvements approved, but not yet installed) or other title matters (including, without limitation, rights of first refusal and options) not shown by public records, of which Seller has actual knowledge (Off-Record Matters). Buyer has the right to inspect the Property to investigate if any third party has any right in the Property not shown by public records (e.g., unrecorded easement, boundary line discrepancy or water rights). Buyer’s Notice to Terminate or Notice of Title Objection of any unsatisfactory condition (whether disclosed by Seller or revealed by such inspection, notwithstanding § 8.2 and § 13), in Buyer’s sole subjective discretion, must be received by Seller on or before Off-Record Title Objection Deadline (§ 3). If an Off-Record Matter is received by Buyer after the Off-Record Title Deadline (§ 3), Buyer has until the earlier of Closing or ten days after receipt by Buyer to review and object to such Off-Record Matter. If Seller receives Buyer’s Notice to Terminate or Notice of Title Objection pursuant to this § 8.3 (Off-Record Title), any title objection by Buyer and this Contract are governed by the provisions set forth in § 8.4 (Right to Object to Title, Resolution). If Seller does not receive Buyer’s Notice to Terminate or Notice of Title Objection by the applicable deadline specified above, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

8.4. Right to Object to Title, Resolution. Buyer’s right to object to any title matters includes, but is not limited to those matters set forth in §§ 8.2 (Record Title), 8.3 (Off-Record Title) and 13 (Transfer of Title), in Buyer’s sole subjective discretion. If Buyer objects to any title matter, on or before the applicable deadline, Buyer has the following options:

8.4.1. Title Objection, Resolution. If Seller receives Buyer’s written notice objecting to any title matter (Notice of Title Objection) on or before the applicable deadline, and if Buyer and Seller have not agreed to a written settlement thereof on or before Title Resolution Deadline (§ 3), this Contract will terminate on the expiration of Title

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Resolution Deadline (§ 3), unless Seller receives Buyer’s written withdrawal of Buyer’s Notice of Title Objection (i.e., Buyer’s written notice to waive objection to such items and waives the Right to Terminate for that reason), on or before expiration of Title Resolution Deadline (§ 3). If either the Record Title Deadline or the Off-Record Title Deadline, or both, are extended to the earlier of Closing or ten days after receipt of the applicable documents by Buyer, pursuant to § 8.2 (Record Title) or § 8.3 (Off-Record Title), the Title Resolution Deadline also will be automatically extended to the earlier of Closing or fifteen days after Buyer’s receipt of the applicable documents; or

8.4.2. Title Objection, Right to Terminate. Buyer may exercise the Right to Terminate under § 25.1, on or before the applicable deadline, based on any unsatisfactory title matter, in Buyer’s sole subjective discretion.

8.5. Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND TAX TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYERS SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY, AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY CLERK AND RECORDER, OR THE COUNTY ASSESSOR.

Buyer has the Right to Terminate under § 25.1, on or before Off-Record Title Objection Deadline (§ 3), based on any unsatisfactory effect of the Property being located within a special taxing district, in Buyer’s sole subjective discretion.

8.6. Right of First Refusal or Contract Approval. If there is a right of first refusal on the Property or a right to approve this Contract, Seller must promptly submit this Contract according to the terms and conditions of such right. If the holder of the right of first refusal exercises such right or the holder of a right to approve disapproves this Contract, this Contract will terminate. If the right of first refusal is waived explicitly or expires, or the Contract is approved, this Contract will remain in full force and effect. Seller must promptly notify Buyer in writing of the foregoing. If expiration or waiver of the right of first refusal or approval of this Contract has not occurred on or before Right of First Refusal Deadline (§ 3), this Contract will then terminate.

8.7. Title Advisory. The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully. Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property, including, without limitation, boundary lines and encroachments, set-back requirements, area, zoning, building code violations, unrecorded easements and claims of easements, leases and other unrecorded agreements, water on or under the Property, and various laws and governmental regulations concerning land use, development and environmental matters. The surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights or water rights. Third parties may hold interests in oil, gas, other minerals, geothermal energy or water on or under the Property, which interests may give them rights to enter and use the Property. Such matters, and others, may be excluded from or not covered by the owner’s title insurance policy. Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this Contract [e.g., Record Title Objection Deadline (§ 3) and Off-Record Title Objection Deadline (§ 3)].

9.     ~~CURRENT SURVEY REVIEW.~~

~~9.1.~~   C~~urrent Survey Conditions.  If the box in § 9.1.1 or § 9.1.2 is checked, Buyer, the issuer of the Title Commitment or the provider of the opinion of title if an Abstract of Title, and~~ N/A ~~will receive an Improvement Location Certificate, Improvement Survey Plat or other form of survey set forth in § 9.1.2 (collectively, Current Survey), on or before Current Survey Deadline (§ 3). The Current Survey will be certified by the surveyor to all those who are to receive the Current Survey.~~

☐            ~~9.1.1. Improvement Location Certificate. If the box in this § 9.1.1 is checked;~~ ☐ ~~Seller~~ ☐ ~~Buyer will order or provide, and pay, on or before Closing, the cost of an Improvement Location Certificate.~~

☐            ~~9.1.2. Other Survey. If the box in this § 9.1.2 is checked, a Current Survey, other than an Improvement Location Certificate, will be an~~ ☐ ~~Improvement Survey Plat or~~ ☐  N/A ~~. The parties~~

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~~agree that payment of the cost of the Current Survey and obligation to order or provide the Current Survey shall be as follows:~~ N/A

~~9.2.   Current Survey Objection. Buyer has the right to review and object to the Current Survey. If the Current Survey is not timely received by Buyer or is unsatisfactory to Buyer, in Buyer’s sole subjective discretion, Buyer may, on or before Current Survey objection Deadline (§ 3), notwithstanding § 8.3 or § 13.~~

~~9.2.1.   Notice to Terminate. Notify Seller in writing that this contract is terminated; or~~

~~9.2.2.   Current Survey Objection.  Deliver or Seller a written description of any matter that was to be shown or is shown in the Current Survey that is unsatisfactory and that Buyer requires Seller or correct.~~

~~9.3.   Current Survey Resolution.  If a Current Survey Objection is received by Seller, on or before Current Survey Objection Deadline (§ 3), and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Current Survey Resolution Deadline (§ 3), this Contract will terminate on the Current Survey Resolution Deadline (§ 3), unless Seller receives Buyer’s written withdrawal of the Current Survey Objection before such termination, i.e., on or before expiration of Current Survey Resolution Deadline (§ 3)~~.

DISCLOSURE, INSPECTION AND DUE DILIGENCE

10. PROPERTY DISCLOSURE,   INSPECTION,  INDEMNITY,  INSURABILITY,   DUE DILIGENCE AND SOURCE OF WATER.

10.1. Seller’s Property Disclosure.  On or before Seller’s Property Disclosure Deadline (§ 3), Seller agrees to deliver to Buyer the most current version of the applicable Colorado Real Estate Commission’s Seller’s Property Disclosure form completed by Seller to Seller’s actual knowledge, current as of the date of this Contract.

10.2. Inspection Objection.  Unless otherwise provided in this Contract, Buyer acknowledges that Seller is conveying the Property to Buyer in an “as is” condition, “where is” and “with all faults.” Colorado law requires that Seller disclose to Buyer any latent defects actually known by Seller. Disclosure of latent defects must be in writing. Buyer, acting in good faith, has the right to have inspections (by one or more third parties, personally or both) of the Property and Inclusions (Inspection), at Buyer’s expense. If (1) the physical condition of the Property, including, but not limited to,  the roof,  walls,  structural integrity of the Property, the electrical, plumbing, HVAC and other mechanical systems of the Property, (2) the physical condition of the Inclusions, (3) service to the Property (including utilities and communication services), systems and components of the Property (e.g., heating and plumbing), (4) any proposed or existing transportation project, road, street or highway, or (5) any other activity, odor or noise (whether on or off the Property) and its effect or expected effect on the Property or its occupants is unsatisfactory, in Buyer’s sole subjective discretion, Buyer may, on or before Inspection Objection Deadline (§ 3):

10.2.1. Notice to Terminate. Notify Seller in writing that this Contract is terminated; or

10.2.2. Inspection Objection.   Deliver to Seller a written description of any unsatisfactory physical condition that Buyer requires Seller to correct.

10.3. Inspection Resolution. If an Inspection Objection is received by Seller, on or before Inspection Objection Deadline (§ 3) and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Inspection Resolution Deadline (§ 3), this Contract will terminate on Inspection Resolution Deadline (§ 3) unless Seller receives Buyer’s written withdrawal of the Inspection Objection before such termination, i.e., on or before expiration of Inspection Resolution Deadline (§ 3).

10.4. Damage,  Liens and Indemnity.  Buyer, except as otherwise provided in this Contract or other written agreement between the parties, is responsible for payment for all inspections, tests, surveys, engineering reports, or other reports performed at Buyer’s request (Work) and must pay for any damage that occurs to the Property and Inclusions as a result of such Work. Buyer must not permit claims or liens of any kind against the Property for Work performed on the Property. Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller and caused by any such Work, claim, or lien. This indemnity includes Seller’s right to recover all costs and expenses incurred by Seller to defend against any such liability, damage, cost or expense, or to enforce this section, including Seller’s reasonable attorney fees, legal fees and expenses. The provisions of this section survive the termination of this Contract. This § 10.4 does not apply to items performed pursuant to an Inspection Resolution.

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10.5. Insurability. Buyer has the right to review and object to the availability, terms and conditions of and premium for property insurance (Property Insurance). Buyer has the Right to Terminate under § 25.1, on or before Property Insurance Objection Deadline (§ 3), based on any unsatisfactory provision of the Property Insurance, in Buyer’s sole subjective discretion.

10.6. Due Diligence.

10.6.1. Due Diligence Documents. If the respective box is checked, Seller agrees to deliver copies of the following documents and information pertaining to the Property (Due Diligence Documents) to Buyer on or before Due Diligence Documents Delivery Deadline (§ 3):

☒                                                                                  10.6.1.1. All contracts relating to the operation, maintenance and management of the Property;

☒                                                                                  10.6.1.2. Property tax bills for the last 2 years;

☐                                                                                    10.6.1.3. As-built construction plans to the Property and the tenant improvements, including architectural, electrical, mechanical, and structural systems, engineering reports, and permanent Certificates of Occupancy, to the extent now available;

☒                                                                                  10.6.1.4. A list of all Inclusions to be conveyed to Buyer;

☐                                                                                    10.6.1.5. Operating statements for the past           years;

☐                                                                                    10.6.1.6. A rent roll accurate and correct to the date of this Contract;

☐                                                                                    10.6.1.7. All current leases, including any amendments or other occupancy agreements, pertaining to the Property. Those leases or other occupancy agreements pertaining to the Property that survive Closing are as follows (Leases):

☐                                                                                    10.6.1.8. A schedule of any tenant improvement work Seller is obligated to complete but has not yet been completed and capital improvement work either scheduled or in process on the date of this Contract;

☐                                                                                    10.6.1.9. All insurance policies pertaining to the Property and copies of any claims which have been made for the past           years;

☒                                                                                  10.6.1.10. Soils reports, Surveys and engineering reports or data pertaining to the Property (if not delivered earlier under § 8.3);

☒                                                                                  10.6.1.11. Any and all existing documentation and reports regarding Phase I and II environmental reports, letters, test results, advisories, and similar documents respective to the existence or nonexistence of asbestos, PCB transformers, or other toxic hazardous or contaminated substances, and/or underground storage tanks and/or radon gas. If no reports are in Seller’s possession or known to Seller, Seller warrants that no such reports are in Seller’s possession or known to Seller;

☐                                                                                    10.6.1.12. Any Americans with Disabilities Act reports, studies or surveys concerning the compliance of the Property with said Act;

☐                                                                                    10.6.1.13. All permits, licenses and other building or use authorizations issued by any governmental authority with jurisdiction over the Property and written notice of any violation of any such permits, licenses or use authorizations, if any; and

☐                                                                                    10.6.1.14. Other documents and information:

10.6.2. Due Diligence Documents Review and Objection. Buyer has the right to review and object to Due Diligence Documents. If the Due Diligence Documents are not supplied to Buyer or are unsatisfactory in Buyer’s sole subjective discretion, Buyer, may, on or before Due Diligence Documents Objection Deadline (§ 3):

10.6.2.1. Notice to Terminate. Notify Seller in writing that this Contract is terminated; or

10.6.2.2. Due Diligence Documents Objection. Deliver to Seller a written description of any unsatisfactory Due Diligence Documents that Buyer requires Seller to correct.

10.6.3. Due Diligence Documents Resolution. If a Due Diligence Documents Objection is received by Seller, on or before Due Diligence Documents Objection Deadline (§ 3), and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Due Diligence Documents Resolution Deadline (§ 3), this Contract will terminate on Due Diligence Documents Resolution Deadline (§ 3) unless Seller receives Buyer’s written withdrawal of the Due Diligence Documents Objection before such termination, i.e., on or before expiration of Due Diligence Documents Resolution Deadline (§ 3).

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~~10.6.4. Zoning. Buyer has the Right to Terminate under § 25.1, on or before Due Diligence Documents Objection Deadline (§ 3), based on any unsatisfactory zoning and any use restrictions imposed by any governmental agency with jurisdiction over the Property, in Buyer’s sole subjective discretion~~.

~~10.6.5. Due Diligence – Environmental, ADA. Buyer has the right to obtain environmental inspections of the Property including Phase I and Phase II Environmental Site Assessments, as applicable~~. ☐ ~~Seller~~ ☐ ~~Buyer will order or provide~~ ☐ ~~Phase I Environmental Site Assessment,~~ ☐ ~~Phase II Environmental Site Assessment (compliant with ASTM E1527-05 standard practices for Environmental Site Assessments) and/or~~ ☐                                                  ~~, at the expense of~~  ☐ ~~Seller~~  ☐ ~~Buyer (Environmental Inspection). In addition, Buyer, at Buyer’s expense, may also conduct an evaluation whether the Property complies with the Americans with Disabilities Act (ADA Evaluation). All such inspections and evaluations must be conducted at such times as are mutually agreeable to minimize the interruption of Seller’s and any Seller’s tenants’ business uses of the Property, if any.~~

~~If Buyer’s Phase I Environmental Site Assessment recommends a Phase II Environmental Site Assessment, the Environmental Inspection Objection Deadline (§ 3) will be extended by                   days (Extended Environmental Inspection Objection Deadline) and if such Extended Environmental Inspection Objection Deadline extends beyond the Closing Date (§ 3), the Closing Date (§ 3) will be extended a like period of time. In such event~~,  ☐ ~~Seller~~ ☐ ~~Buyer must pay the cost for such Phase II Environmental Site Assessment.~~

~~Notwithstanding Buyer’s right to obtain additional environmental inspections of the Property in this § 10.6.5~~, ~~Buyer has the Right to Terminate under § 25.1, on or before Environmental Inspection Objection Deadline (§ 3), or if applicable the Extended Environmental Inspection Objection Deadline, based on any unsatisfactory results of Environmental Inspection, in Buyer’s sole subjective discretion~~.

~~Buyer has the Right to Terminate under § 25.1, on or before ADA Evaluation Objection Deadline (§ 3), based on any unsatisfactory ADA Evaluation, in Buyer’s sole subjective discretion~~.

~~10.7. Conditional Upon Sale of Property. This Contract is conditional upon the sale and closing of that certain property owned by Buyer and commonly known as~~  n/a~~. Buyer has the Right to Terminate under § 25.1 effective upon Seller’s receipt of Buyer’s Notice to Terminate on or before Conditional Sale Deadline (§ 3) if such property is not sold and closed by such deadline. This § 10.7 is for the sole benefit of Buyer. If Seller does not receive Buyer’s Notice to Terminate on or before Conditional Sale Deadline (§ 3), Buyer waives any Right to Terminate under this provision~~.

~~10.8. Source of Potable Water (Residential Land and Residential Improvements Only).  Buyer~~ ☐ ~~Does~~ ☐ ~~Does Not acknowledge receipt of a copy of Seller’s Property Disclosure or Source of Water Addendum disclosing the source of potable water for the Property. Buyer~~ ☐ ~~Does~~ ☐ ~~Does Not acknowledge receipt of a copy of the current well permit.~~ ☐ ~~There is No Well.~~

Note to Buyer: SOME WATER PROVIDERS RELY, TO VARYING DEGREES, ON NONRENEWABLE GROUND WATER. YOU MAY WISH TO CONTACT YOUR PROVIDER (OR INVESTIGATE THE DESCRIBED SOURCE) TO DETERMINE THE LONG-TERM SUFFICIENCY OF THE PROVIDER’S WATER SUPPLIES.

10.9. Existing Leases; Modification of Existing Leases; New Leases. Seller states that none of the Leases to be assigned to the Buyer at the time of Closing contain any rent concessions, rent reductions or rent abatements except as disclosed in the Lease or other writing received by Buyer. Seller will not amend, alter, modify, extend or cancel any of the Leases nor will Seller enter into any new leases affecting the Property without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed.

11. TENANT ESTOPPEL STATEMENTS.

11.1. Tenant  Estoppel Statements Conditions.  Buyer has the right to review and object to any Estoppel Statements. Seller must obtain and deliver to Buyer on or before Tenant Estoppel Statements Deadline (§ 3), statements in a form and substance reasonably acceptable to Buyer, from each occupant or tenant at the Property (Estoppel Statement) attached to a copy of the Lease stating:

11.1.1. The commencement date of the Lease and scheduled termination date of the Lease;

11.1.2. That said Lease is in full force and effect and that there have been no subsequent modifications or amendments;

11.1.3. The amount of any advance rentals paid, rent concessions given, and deposits paid to Seller;

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11.1.4. The amount of monthly (or other applicable period) rental paid to Seller;

11.1.5. That there is no default under the terms of said Lease by landlord or occupant; and

11.1.6. That the Lease to which the Estoppel is attached is a true, correct and complete copy of the Lease demising the premises it describes.

11.2. Tenant Estoppel Statements Objection. Buyer has the Right to Terminate under § 25.1, on or before Tenant Estoppel Statements Objection Deadline (§ 3), based on any unsatisfactory Estoppel Statement, in Buyer’s sole subjective discretion, or if Seller fails to deliver the Estoppel Statements on or before Tenant Estoppel Statements Deadline (§ 3). Buyer also has the unilateral right to waive any unsatisfactory Estoppel Statement.

CLOSING PROVISIONS

12. CLOSING DOCUMENTS, INSTRUCTIONS AND CLOSING.

12.1. Closing Documents and Closing Information. Seller and Buyer will cooperate with the Closing Company to enable the Closing Company to prepare and deliver documents required for Closing to Buyer and Seller and their designees. If Buyer is obtaining a new loan to purchase the Property, Buyer acknowledges Buyer’s lender is required to provide the Closing Company, in a timely manner, all required loan documents and financial information concerning Buyer’s new loan. Buyer and Seller will furnish any additional information and documents required by Closing Company that will be necessary to complete this transaction. Buyer and Seller will sign and complete all customary or reasonably required documents at or before Closing.

12.2. Closing Instructions. Colorado Real Estate Commission’s Closing Instructions ☐ Are ☒ Are Not executed with this Contract.

12.3. Closing. Delivery of deed from Seller to Buyer will be at closing (Closing). Closing will be on the date specified as the Closing Date (§ 3) or by mutual agreement at an earlier date. The hour and place of Closing will be as designated by Kit Carson County Abstract Co.

12.4. Disclosure of Settlement Costs. Buyer and Seller acknowledge that costs, quality, and extent of service vary between different settlement service providers (e.g., attorneys, lenders, inspectors and title companies).

13. TRANSFER OF TITLE. Subject to tender of payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller must execute and deliver a good and sufficient General Warranty deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing. Except as provided herein, title will be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer’s signature hereon, whether assessed or not. Title will be conveyed subject to:

13.1. Those specific Exceptions described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with Record Title (§ 8.2),

13.2. Distribution utility easements (including cable TV),

13.3. Those specifically described rights of third parties not shown by the public records of which Buyer has actual knowledge and which were accepted by Buyer in accordance with Off-Record Title (§ 8.3) and Current Survey Review (§ 9),

13.4. Inclusion of the Property within any special taxing district,

13.5. Any special assessment if the improvements were not installed as of the date of Buyer’s signature hereon, whether assessed prior to or after Closing, and

13.6. Other                                                                                                               .

14. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid will be paid at or before Closing from the proceeds of this transaction or from any other source.

15. CLOSING COSTS, CLOSING FEE, ASSOCIATION FEES AND TAXES.

15.1. Closing Costs. Buyer and Seller must pay, in Good Funds, their respective closing costs and all other items required to be paid at Closing, except as otherwise provided herein.

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15.2. Closing Services Fee.  The fee for real estate closing services shall be paid at Closing by ☐ Buyer ☐ Seller ☒ One-Half by Buyer and One-Half by Seller ☐ Other N/A.

~~15.3. Status Letter and Record Change Fees. Any fees incident to the issuance of Association’s statement of assessments (Status Letter) must be paid by~~ ☐ ~~Buyer~~ ☐ ~~Seller~~ ☐ ~~One-Half by Buyer and One-Half by Seller~~ ☐ ~~None. Any record change fee assessed by the Association including, but not limited to, ownership record transfer fees regardless of name or title of such fee (Association’s Record Change Fee) must be paid by~~ ☐ ~~Buyer~~ ☐ ~~Seller~~ ☐ ~~One-Half by Buyer and One-Half by Seller~~ ☐ ~~None.~~

15.4. Local Transfer Tax. ☐ The Local Transfer Tax of                  % of the Purchase Price shall be paid at Closing by ☐ Buyer ☐ Seller ☒ One-Half by Buyer and One-Half by Seller ☐ None.

15.5. Private Transfer Fee. Private transfer fees and other fees due to a transfer of the Property, payable at Closing, such as community association fees, developer fees and foundation fees, must be paid at Closing by ☐ Buyer ☐ Seller ☒ One-Half by Buyer and One-Half by Seller ☐ None. The Private Transfer fee, whether one or more, is for the following association(s):                                     in the total amount of                    % of the Purchase Price or $                                       ~~.~~

15.6. Water Transfer Fees. The Water Transfer Fees can change. The fees, as of the date of this Contract, do not exceed: $                          for:

☐ Water Stock/Certificates                 ☐ Water District

☐ Augmentation Membership            ☐ Small Domestic Water Company ☐                                               ~~and~~ must be paid at Closing by ☐ ~~Buyer~~ ☐ Seller ☒ One-Half by Buyer and One-Half by Seller ☐ None.

15.7. Sales and Use Tax. Any sales and use tax that may accrue because of this transaction must be paid when due by ☐ Buyer ☐ Seller ☐ ~~One-Half by Buyer~~ and One-Half by Seller ☒ None.

16. PRORATIONS. The following will be prorated to the Closing Date (§ 3), except as otherwise provided:

16.1. Taxes. Personal property taxes, if any, special taxing district assessments, if any, and general real estate taxes for the year of Closing, based on ☐ Taxes for the Calendar Year Immediately Preceding Closing ☐ Most Recent Mill Levy and Most Recent Assessed Valuation, or ☒ Other Please see Item #30.

16.2. Rents. Rents based on ☐ Rents Actually Received ☐ Accrued. At Closing, Seller will transfer or credit to Buyer the security deposits for all Leases assigned, or any remainder after lawful deductions, and notify all tenants in writing of such transfer and of the transferee’s name and address. Seller must assign to Buyer all Leases in effect at Closing and Buyer must assume Seller’s obligations under such Leases.

16.3. ~~Association Assessments.  Current regular Association assessments and dues (Association Assessments) paid in advance will be credited to Seller at Closing. Cash reserves held out of the regular Association Assessments for deferred maintenance by the Association will not be credited to Seller except as may be otherwise provided by the Governing Documents. Buyer acknowledges that Buyer may be obligated to pay the Association, at Closing, an amount for reserves or working capital. Any special assessment assessed prior to Closing Date (§ 3) by the Association will be the obligation of~~ ☐ ~~Buyer~~ ☐ ~~Seller. Except however, any special assessment by the Association for improvements that have been installed as of the date of Buyer’s signature hereon, whether assessed prior to or after Closing, will be the obligation of Seller. Seller represents that the Association Assessments are currently payable at approximately $                                       per                      and that there are no unpaid regular or special assessments against the Property except the current regular assessments and~~ n/a~~. Such assessments are subject to change as provided in the Governing Documents. Seller agrees to promptly request the Association to deliver to Buyer before Closing Date (§ 3) a current Status Letter.~~

~~16.4. Other Prorations. Water and sewer charges, propane, interest on continuing loan, and~~ n/a.

~~16.5. Final Settlement. Unless otherwise agreed in writing, these prorations are final.~~

17. POSSESSION.  Possession of the Property shall be delivered to Buyer on Possession Date (§ 3) at Possession Time (§ 3), subject to the Leases as set forth in § 10.6.1.7. none

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If Seller, after Closing, fails to deliver possession as specified, Seller will be subject to eviction and will be additionally liable to Buyer for payment of $                     per day (or any part of a day notwithstanding § 18.1) from Possession Date (§ 3) and Possession Time (§ 3) until possession is delivered.

GENERAL PROVISIONS

18. DAY; COMPUTATION OF PERIOD OF DAYS, DEADLINE.

18.1. Day. As used in this Contract, the term “day” means the entire day ending at 11:59 p.m., United States Mountain Time (Standard or Daylight Savings as applicable).

18.2. Computation of Period of Days, Deadline. In computing a period of days, when the ending date is not specified, the first day is excluded and the last day is included (e.g., three days after MEC). If any deadline falls on a Saturday, Sunday or federal or Colorado state holiday (Holiday), such deadline ☒ Will ☐ Will Not be extended to the next day that is not a Saturday, Sunday or Holiday. Should neither box be checked, the deadline will not be extended.

19. CAUSES OF LOSS, INSURANCE; DAMAGE TO INCLUSIONS AND SERVICES; CONDEMNATION; AND WALK-THROUGH. Except as otherwise provided in this Contract, the Property, Inclusions or both will be delivered in the condition existing as of the date of this Contract, ordinary wear and tear excepted.

19.1. Causes of Loss, Insurance. In the event the Property or Inclusions are damaged by fire, other perils or causes of loss prior to Closing in an amount of not more than ten percent of the total Purchase Price (Property Damage), Seller is obligated to repair the same before Closing Date (§ 3). Buyer has the Right to Terminate under § 25.1, on or before Closing Date (§ 3), if the Property Damage is not repaired before Closing Date (§ 3) or if the damage exceeds such sum. Should Buyer elect to carry out this Contract despite such Property Damage, Buyer is entitled to a credit at Closing for all insurance proceeds that were received by Seller (but not the Association, if any) resulting from such damage to the Property and Inclusions, plus the amount of any deductible provided for in such insurance policy. Such credit must not exceed the Purchase Price. In the event Seller has not received such insurance proceeds prior to Closing, the parties may agree to extend the Closing Date (§ 3) or, at the option of Buyer, Seller must assign such proceeds at Closing, plus credit Buyer the amount of any deductible provided for in such insurance policy, but not to exceed the total Purchase Price.

19.2. Damage, Inclusions and Services. Should any Inclusion or service (including utilities and communication services), system, component or fixture of the Property (collectively Service), e.g., heating or plumbing, fail or be damaged between the date of this Contract and Closing or possession, whichever is earlier, then Seller is liable for the repair or replacement of such Inclusion or Service with a unit of similar size, age and quality, or an equivalent credit, but only to the extent that the maintenance or replacement of such Inclusion or Service is not the responsibility of the Association, if any, less any insurance proceeds received by Buyer covering such repair or replacement. If the failed or damaged Inclusion or Service is not repaired or replaced on or before Closing or possession, whichever is earlier, Buyer has the Right to Terminate under § 25.1, on or before Closing Date (§ 3), or, at the option of Buyer, Buyer is entitled to a credit at Closing for the repair or replacement of such Inclusion or Service. Such credit must not exceed the Purchase Price. If Buyer receives such a credit, Seller’s right for any claim against the Association, if any, will survive Closing. Seller and Buyer are aware of the existence of pre-owned home warranty programs that may be purchased and may cover the repair or replacement of such Inclusions.

19.3. Condemnation. In the event Seller receives actual notice prior to Closing that a pending condemnation action may result in a taking of all or part of the Property or Inclusions, Seller must promptly notify Buyer, in writing, of such condemnation action. Buyer has the Right to Terminate under § 25.1, on or before Closing Date (§ 3), based on such condemnation action, in Buyer’s sole subjective discretion. Should Buyer elect to consummate this Contract despite such diminution of value to the Property and Inclusions, Buyer is entitled to a credit at Closing for all condemnation proceeds awarded to Seller for the diminution in the value of the Property or Inclusions but such credit will not include relocation benefits or expenses, or exceed the Purchase Price.

19.4. Walk-Through and Verification of Condition.  Buyer, upon reasonable notice, has the right to walk through the Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this Contract.

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19.5. Risk of Loss — Growing Crops. The risk of loss for damage to growing crops by fire or other casualty will be borne by the party entitled to the growing crops as provided in § 2.8 and such party is entitled to such insurance proceeds or benefits for the growing crops.

20. RECOMMENDATION OF LEGAL AND TAX COUNSEL.  By signing this Contract, Buyer and Seller acknowledge that the respective broker has advised that this Contract has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this Contract.

21. TIME OF ESSENCE, DEFAULT AND REMEDIES.  Time is of the essence hereof. If any note or check received as Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any obligation hereunder is not performed or waived as herein provided, the nondefaulting party has the following remedies:

21.1. If Buyer is in Default:

☒                                 21.1.1. Specific Performance. Seller may elect to treat this Contract as canceled, in which case all Earnest Money (whether or not paid by Buyer) will be paid to Seller and retained by Seller; and Seller may recover such damages as may be proper; or Seller may elect to treat this Contract as being in full force and effect and Seller has the right to specific performance or damages, or both.

21.1.2. Liquidated Damages, Applicable. This § 21.1.2 applies unless the box in § 21.1.1. is checked. All Earnest Money (whether or not paid by Buyer) will be paid to Seller, and retained by Seller. Both parties will thereafter be released from all obligations hereunder. It is agreed that the Earnest Money specified in § 4.1 is LIQUIDATED DAMAGES, and not a penalty, which amount the parties agree is fair and reasonable and (except as provided in §§ 10.4, 22, 23 and 24), said payment of Earnest Money is SELLER’S ONLY REMEDY for Buyer’s failure to perform the obligations of this Contract. Seller expressly waives the remedies of specific performance and additional damages.

21.2. If Seller is in Default: Buyer may elect to treat this Contract as canceled, in which case all Earnest Money received hereunder will be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer has the right to specific performance or damages, or both.

22. LEGAL FEES, COST AND EXPENSES. Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation relating to this Contract, prior to or after Closing Date (§ 3), the arbitrator or court must award to the prevailing party all reasonable costs and expenses, including attorney fees, legal fees and expenses.

23. MEDIATION.  If a dispute arises relating to this Contract, prior to or after Closing, and is not resolved, the parties must first proceed in good faith to submit the matter to mediation. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. The parties to the dispute must agree, in writing, before any settlement is binding. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. The mediation, unless otherwise agreed, will terminate in the event the entire dispute is not resolved within thirty days of the date written notice requesting mediation is delivered by one party to the other at the party’s last known address. This section will not alter any date in this Contract, unless otherwise agreed.

24. EARNEST MONEY DISPUTE.  Except as otherwise provided herein, Earnest Money Holder must release the Earnest Money following receipt of written mutual instructions, signed by both Buyer and Seller. In the event of any controversy regarding the Earnest Money, Earnest Money Holder is not required to release the Earnest Money. Earnest Money Holder, in its sole subjective discretion, has several options: (1) wait for any proceeding between Buyer and Seller; (2) interplead all parties and deposit Earnest Money into a court of competent jurisdiction, (Earnest Money Holder is entitled to recover court costs and reasonable attorney and legal fees incurred with such action); or (3) provide notice to Buyer and Seller that unless Earnest Money Holder receives a copy of the Summons and Complaint or Claim (between Buyer and Seller) containing the case number of the lawsuit (Lawsuit) within one hundred twenty days of Earnest Money Holder’s notice to the parties, Earnest Money Holder is authorized to return

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the Earnest Money to Buyer. In the event Earnest Money Holder does receive a copy of the Lawsuit, and has not interpled the monies at the time of any Order, Earnest Money Holder must disburse the Earnest Money pursuant to the Order of the Court. The parties reaffirm the obligation of Mediation (§ 23). This Section will survive cancellation or termination of this Contract.

25. TERMINATION.

25.1. Right to Terminate. If a party has a right to terminate, as provided in this Contract (Right to Terminate), the termination is effective upon the other party’s receipt of a written notice to terminate (Notice to Terminate), provided such written notice was received on or before the applicable deadline specified in this Contract. If the Notice to Terminate is not received on or before the specified deadline, the party with the Right to Terminate accepts the specified matter, document or condition as satisfactory and waives the Right to Terminate under such provision.

25.2. Effect of Termination. In the event this Contract is terminated, all Earnest Money received hereunder will be returned and the parties are relieved of all obligations hereunder, subject to §§ 10.4, 22, 23 and 24.

26. ENTIRE AGREEMENT, MODIFICATION, SURVIVAL. This Contract, its exhibits and specified addenda, constitute the entire agreement between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Contract. No subsequent modification of any of the terms of this Contract is valid, binding upon the parties, or enforceable unless made in writing and signed by the parties. Any right or obligation in this Contract that, by its terms, exists or is intended to be performed after termination or Closing survives the same.

27. NOTICE, DELIVERY, AND CHOICE OF LAW.

27.1. Physical Delivery. All notices must be in writing, except as provided in § 27.2. Any document, including a signed document or notice, from or on behalf of Seller, and delivered to Buyer is effective when physically received by Buyer, any signatory on behalf of Buyer, any named individual of Buyer, any representative of Buyer, or Brokerage Firm of Broker working with Buyer (except for delivery, after Closing, of the notice requesting mediation described in § 23 and except as provided in § 27.2). Any document, including a signed document or notice, from or on behalf of Buyer, and delivered to Seller is effective when physically received by Seller, any signatory on behalf of Seller, any named individual of Seller, any representative of Seller, or Brokerage Firm of Broker working with Seller (except for delivery, after Closing, of the notice requesting mediation described in § 23 and except as provided in § 27.2).

27.2. Electronic Delivery.  As an alternative to physical delivery, any document, including a signed document or written notice, may be delivered in electronic form only by the following indicated methods: ☒ Facsimile ☒ Email ☒ Internet. If no box is checked, this § 27.2 is not applicable and § 27.1 governs notice and delivery. Documents with original signatures will be provided upon request of any party.

27.3. Choice of Law.  This Contract and all disputes arising hereunder are governed by and construed in accordance with the laws of the State of Colorado that would be applicable to Colorado residents who sign a contract in Colorado for property located in Colorado.

28. NOTICE OF ACCEPTANCE, COUNTERPARTS. This proposal will expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance pursuant to § 27 on or before Acceptance Deadline Date (§ 3) and Acceptance Deadline Time (§ 3). If accepted, this document will become a contract between Seller and Buyer. A copy of this Contract may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together are deemed to be a full and complete contract between the parties.

29. GOOD FAITH.  Buyer and Seller acknowledge that each party has an obligation to act in good faith, including but not limited to exercising the rights and obligations set forth in the provisions of Financing Conditions and Obligations (§ 5), Title Insurance, Record Title and Off-Record Title (§ 8), Current Survey Review (§ 9) and Property Disclosure, Inspection, Indemnity, Insurability, Due Diligence and Source of Water (§ 10).

CBS4-8-13. CONTRACT TO BUY AND SELL REAL ESTATE (LAND)	Page 17 of 19

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ADDITIONAL PROVISIONS AND ATTACHMENTS

30. ADDITIONAL PROVISIONS. (The following additional provisions have not been approved by the Colorado Real Estate Commission.)

1. Seller shall pay all 2013 real estate property taxes. All future real estate property taxes shall be paid in accordance with the farm lease agreement.

31. ATTACHMENTS.

31.1. The following attachments are a part of this Contract: Exhibit A Additional provisions Exhibit B Legals

31.2. The following disclosure forms are attached but are not a part of this Contract:

SIGNATURES

Buyer’s Name:		Buyer’s Name:
Farmland Partners Inc.		or Assigns

/s/ Luca Fabbri	4/18/2014
Buyer’s Signature	Date	Buyer’s Signature	Date

Address:	8670 Wolff Court Suite 240	Address:
Westminster, Co 80031
Phone No.:	(720) 452 - 3900	Phone No.:
Fax No.:	(720) 398 - 3238	Fax No.:
Electronic Address: Luca@farmlandpartners.com		Electronic Address:

[NOTE: If this offer is being countered or rejected, do not sign this document. Refer to § 32]

Seller’s Name:		Seller’s Name:
/s/ Darren Erker		/s/ Jessica Erker

Seller’s Signature	Date	Seller’s Signature	Date

Address:	48030 Cottonwood Ln	Address:	48030 Cottonwood Ln
Burlington, Co 80807		Burlington, Co 80807
Phone No.:		Phone No.:
Fax No.:		Fax No.:
Electronic Address: darrenerker@hotmail.com		Electronic Address: jessicaerker@hotmail.com

32. COUNTER; REJECTION. This offer is ☐ Countered ☐ Rejected.

Initials only of party (Buyer or Seller) who countered or rejected offer

END OF CONTRACT TO BUY AND SELL REAL ESTATE

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33. BROKER’S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE.

(To be completed by Broker working with Buyer)

Broker ☐ Does ☒ Does Not acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 23. Broker agrees that if Brokerage Firm is the Earnest Money Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate or other written notice of termination, Earnest Money Holder will release the Earnest Money as directed by the written mutual instructions. Such release of Earnest Money will be made within five days of Earnest Money Holder’s receipt of the executed written mutual instructions, provided the Earnest Money check has cleared.

Broker is working with Buyer as a ☐ Buyer’s Agent ☐ Seller’s Agent ☒ Transaction-Broker in this transaction.

☐ This is a Change of Status.

Brokerage Firm’s compensation or commission is to be paid by ☐ Listing Brokerage Firm ☐ Buyer ☒ Other Darren and Jessica Erker.

Brokerage Firm’s Name:	Mason & Morse Ranch Co
Broker’s Name:	Linda C Niebur
04/14/2014
	Broker’s Signature	Date
Address:	1614 Grand Avenue
Glenwood Springs, Co 81601
Phone No.:	(970)928-7100
Fax No.:
Electronic Address:

34. BROKER’S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE.

(To be completed by Broker working with Seller)

Broker ☐ Does ☒ Does Not acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 23. Broker agrees that if Brokerage Firm is the Earnest Money Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate or other written notice of termination, Earnest Money Holder will release the Earnest Money as directed by the written mutual instructions. Such release of Earnest Money will be made within five days of Earnest Money Holder’s receipt of the executed written mutual instructions, provided the Earnest Money check has cleared.

Broker is working with Seller as a ☐ Seller’s Agent ☐ Buyer’s Agent ☒ Transaction-Broker in this transaction.

☐ This is a Change of Status.

Brokerage Firm’s compensation or commission is to be paid by ☒ Seller ☐ Buyer ☐ Other                                                       .

Brokerage Firm’s Name:	Mason & Morse Ranch Co
Broker’s Name:	Linda Niebur

	Broker’s Signature	Date
Address:	1614 Grand Avenue
Glenwood Springs, Co 81601
Phone No.:	(970)928-7100
Fax No.:
Electronic Address:

CBS4-8-13. CONTRACT TO BUY AND SELL REAL ESTATE (LAND)	Page 19 of 19

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